100 Spear Street
San Francisco, California

Basic Lease Information

Date:          August, 1997

Landlord: 100 Spear Street Owners Corp., a Delaware
          Corporation

Tenant:   Dover Investments Corp., a Delaware Corporation

Premises (Section 1.1): Approximately 3,464 Rentable Square Feet
                        located on the fifth (5th) Floor of the Building

Term (Section 2.1):     Five (5) Years

Commencement Date (Section 2.1): October 1, 1997

Expiration Date (Section 2.1):   September 30, 2002

Interim Rent (Section 2.2 ):     $20.59 Per Rentable Square Foot
                                 Per Year (ie, $5,943.65 per month)

Base Rent (Section 3.1 (a)):     Years 1-3: $20.59 Per Rentable
                                 Square Foot Per Year (ie, $5,943.65
                                 per month)

                                 Years 4-5: $23.09 Per Rentable
                                 Square Foot Per Year (ie, $6,665.31
                                 per month)

Tenants Percentage Share (Section 4.1: 1.73%

Liability Insurance (Section 10.3): $1,000,000

Deposit (Section 21.1): $5,943.65

Landlord's Address (Section 23.1): 100 Spear Street Owners Corp.
                                   C/O The Yarmouth Group, Inc.
                                   One Embarcadero Center
                                   Suite 2101
                                   San Francisco, CA 94111
                                   Attn.: Mr. Art Fong

Tenant's Address:                  Prior to Commencement Date:
                                   350 California Street, Suite 1650
                                   San Francisco, CA 94104
                                   Attn.: Lawrence Weissberg

                                   Following Commencement Date:
                                   At the Premises

Real Estate Broker (Section 24.5:  Landlord: CB Commercial Real
                                   Estate Group, Inc.
                                   Tenant: Belvedere Assoc., Inc.


Exhibit A - Plan(s) Outlining the Premises

Exhibit B - Initial Improvement of the Premises

Tenant's Plans Date (paragraph 2): August 21,1997

Exhibit C - Rules and Regulations

Exhibit D - Continuing Lease Guaranty (Guarantor: Wilfred, Inc.)

The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.
DOVER INVESTMENTS CORP.,              100 SPEAR STREET a
a Delaware Corporation                OWNERS CORP., a Delaware Corporation
By: Lawrence Weissberg                By: THE YARMOUTH GROUP, INC.
Its: President                            Its: Authorized Agent


TABLE OF CONTENTS

Article                                                     Page(s)

1   Premises . . . . . . . .  . . . . . . . . . . . . . . . . . . 1
2   Term . . . . . . . . . . . . . . . . . . . . . . . .. . . . . 1
3   Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
4   Operating Expenses and Property Taxes . . . . . . . . . . . . 6
5   Other Taxes Payable by Tenant . . . . . . . . . . . . . . . . 8
6   Use . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
7   Services . . . . . . . . . . . . . . . . . . . . . . . . . .  9
8   Maintenance and Repairs . . . . . . . . . . . . . . . . . .  11
9   Alterations . . . . . . . . . . . . . . . . . . . . . . . .  11
10  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  14
11  Compliance With Legal Requirements . . . . . . . . . . . . . 16
12  Assignment or Sublease . . . . . . . . . . . . . . . . . . . 16
13  Rules and Regulations . . . . . . . . . . . . . . . . . . .  19
14  Entry by Landlord . . . . . . . . . . . . . . . . . . . . .  19
15  Events of Default and Remedies . . . . . . . . . . . . . . . 20
16  Damage or Destruction . . . . . . . . . . . . . . . . . . .  23
17  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . 24
18  Subordination, Merger and Sale . . . . . . . . . . . . . . . 26
19  Estoppel Certificate . . . . . . . . . . . . . . . . . . . . 26
20  Holding Over . . . . . . . . . . . . . . . . . . . . . . . . 27
21  Security Deposit . . . . . . . . . . . . . . . . . . . . . . 27
22  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
23  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .28
24  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  29

Exhibit A - Plan(s) Outlining the Premises
Exhibit B - Initial Improvement of the Premises
Exhibit C - Rules and Regulations
Exhibit D - Continuing Lease Guaranty




OFFICE LEASE

THIS LEASE is made as of the date specified in the Basic
Lease Information by and between .100 SPEAR STREET OWNERS CORP., a Delaware corporation ("Landlord") , and the tenant specified in the Basic Lease Information ("Tenant").

                       W I T N E S S E T H:

                       ARTICLE 1

                       Premises

   1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the space on the floor(s) specified in the Basic Lease Information (the "Premises") , as outlined on the floor plan(s) attached hereto as Exhibit A, in the building (the "Building") known as 100 Spear Street, San Francisco, California, which includes the land (Assessor's Lot 1, Block 3717) on which the Building is located. Tenant shall have the right to use, in common with others, the entrances, lobbies and elevators of the Building for access to the Premises. All of the windows and outside decks, balconies and walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

   1.2 No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

                       ARTICLE 2

                       Term

   2.1 The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence on the commencement date specified in the Basic Lease Information (the "Commencement Date") and, unless sooner terminated-as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date") . Notwithstanding the foregoing, the term of this Lease shall not commence until Landlord has substantially completed Landlord's Work (as defined in Exhibit
B attached hereto) and delivered possession of the Premises to Tenant in accordance with Section 2.2 hereof. If Landlord, for any reason whatsoever, does not substantially complete Landlord's work and deliver possession of the Premises to Tenant on the Commencement Date in accordance with Section 2.2 hereof, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but, in such event, the Commencement Date shall be postponed until the date on which Landlord substantially completes Landlord's Work and delivers possession of the Premises to Tenant in accordance with Section 2.2 hereof; provided, however, that no delay in delivery of possession shall operate to extend the term hereof.

   2.2 Landlord shall construct or install in the Premises the improvements to be constructed or installed by Landlord pursuant to Exhibit B. The date of substantial completion of Landlord's Work shall be the date on which construction is sufficiently complete, substantially in accordance with the plans and specifications approved by Landlord, so Tenant can occupy the Premises for the use permitted under this Lease. Landlord shall use reasonable efforts to give notice to Tenant of the anticipated date of substantial completion at least thirty (30) days prior to such date but the failure to give such notice shall not constitute a default by Landlord. Landlord shall deliver possession of the Premises to Tenant on the scheduled Commencement Date or the date of substantial completion of Landlord's Work, whichever is later, and Tenant shall accept such delivery of the Premises, which acceptance shall constitute agreement by Tenant that the Premises are in the condition required by this Lease, subject to normal punch list items specified by Tenant in a written notice to Landlord within thirty (30) days after such acceptance. Landlord shall correct or complete the items on such punch list promptly after such written notice from Tenant. If Landlord is delayed in substantially completing Landlord's Work by any cause of delay for which Tenant is responsible as described in Exhibit B, then Tenant shall pay to Landlord, as additional rent, the monthly interim rent specified in the Basic Lease Information (the "Interim Rent") and the additional monthly rent payable under
Section 3.1 hereof, calculated on a per them basis, multiplied by the number of days of such delay, which shall be due and payable on the Commencement Date specified in the Basic Lease Information for such delay before such date and monthly in arrears on the first day of each month thereafter for such delay after such date.

   2.3 If any part of the Premises is substantially complete and ready for occupancy by Tenant prior to the scheduled Commencement Date, Tenant may, with the prior written approval of Landlord, take early occupancy of such part of the Premises prior to the scheduled Commencement Date but the term of this Lease shall not commence until the scheduled Commencement Date.
If Tenant takes early occupancy of part of the Premises under this Section
2.3, such early occupancy shall be on and subject to all of the covenants in this Lease, all of which shall be binding on and apply to Tenant during such early occupancy, except Tenant shall pay to Landlord, as additional rent, the Interim Rent and the additional monthly rent payable under Section 3.1 hereof, calculated on a per them basis, pro rata in the proportion that the area in the Premises occupied by Tenant bears to the total area in the Premises, for the period from such early occupancy to the Commencement Date. Tenant shall give Landlord written notice of Tenant's request to take early occupancy of any part of the Premises at least ten (10) days prior to the requested date of such early occupancy, which notice shall specify the requested date of early occupancy and the part of the Premises to be occupied. Tenant shall pay the Interim Rent and the additional monthly rent in respect of early occupancy under this Section 2.3 to Landlord on the Commencement Date. If the entire Premises is substantially complete and ready for occupancy by Tenant prior to the Commencement Date, Tenant shall have the right to take early occupancy of the entire Premises prior to the Commencement Date and the term of this Lease shall commence on such date of early occupancy by Tenant, in which event the Commencement Date shall be advanced to such date of early occupancy; provided, however, that no such early occupancy shall operate to advance the term hereof. Tenant shall give Landlord written notice of Tenant's determination to take early occupancy of the entire Premises at least ten (10) days prior to such early occupancy, which notice shall specify the date of such early occupancy.

   2.4 If the Commencement Date as determined in accordance with Section 2.1 or 2.3 hereof would not be the first day of the month and the Expiration Date would not be the last day of the month, then the Commencement Date shall be the first day of the next calendar month following the date so determined pursuant to Section 2.1 or 2.3 hereof and the Expiration Date shall be the last day of the appropriate calendar month so the term of this Lease shall be the full term specified in the Basic Lease Information. The period of the fractional month between the date so determined pursuant to Sections 2.1 and 2.3 hereof and the Commencement Date shall be on and subject to all of the covenants in this Lease, all of which shall be binding on and apply to Tenant during such period, except the term of this Lease shall not commence until the Commencement Date and Tenant shall pay to Landlord, as additional rent, the Interim Rent and the additional monthly rent payable under Section 3.1 hereof, calculated on a per them basis, for such period. Tenant shall pay the Interim Rent and the additional monthly rent in respect of such period to Landlord on the Commencement Date. Landlord and Tenant each shall, promptly after the Commencement Date and the Expiration Date have been determined, execute and deliver to the other an amendment to this Lease which sets forth the Commencement Date and the Expiration Date for this Lease, but the Term of this Lease shall commence on the Commencement Date and end on the Expiration Date whether or not such amendment is executed.


                       ARTICLE 3

                       Rent

   3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:

  (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the "Base Rent").

  (b) During the term of this Lease, Tenant shall pay to Landlord, as additional monthly rent, Tenant's Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord during the term of this Lease and Tenant's Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord during the term of this Lease.

  (c) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Interim Rent, Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease.

   3.2 [INTENTIONALLY OMITTED]

   3.3 The additional monthly rent payable by Tenant pursuant to
Section 3.1(b) hereof shall be calculated and paid in accordance with the following procedures:

   (a) on or before the Commencement Date, or as soon thereafter as practicable, and on or before the first day of each subsequent calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amount payable under Section 3.1(b) hereof for the balance of the first calendar year after the Commencement Date or for the ensuing calendar year, as the case may be. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, on or before the Commencement Date and on or before the first day of each month during such balance of the first calendar year after the Commencement Date or during such ensuing calendar year, as the case may be. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. If at any time it appears to Landlord that the amount payable under Section 3.1(b) hereof for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

  (b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the amount payable by Tenant under Section 3.1(b) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments of the amount payable by Tenant under Section 3.1(b) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement. Tenant or Tenant's authorized agent or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord's office in the Building or at such other location as Landlord may designate, for the purpose of verifying the information in such statement. Failure by Landlord to give any notice or statement to Tenant under this Section 3.3 shall not waive Landlord's right to receive, or Tenant's obligation to pay, the amount payable by Tenant under Section 3.1(b) hereof.

  (c) If the term of this Lease ends on a day other than the last day of a calendar year, the amount payable by Tenant under Section 3.1(b) hereof applicable to the calendar year in which such term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the term bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 3.3(b) hereof to be performed after such termination.

   3.4 It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of Tenant's Percentage Share of all Operating Expenses and all Property Taxes, and the provisions of Sections 3.1 and 3.3 hereof are intended to so provide. The provisions of this Lease for payment by Tenant of Tenant's Percentage Share of all Operating Expenses and all Property Taxes are intended to pass on to Tenant and to reimburse Landlord for all Operating Expenses and all Property Taxes in connection with the Building. Landlord and Tenant agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost or expense shall not be interpreted as excluding any cost or expense from Operating Expenses or Property Taxes Lf such cost or expense is an Operating Expense or a Property Tax pursuant to this Lease.

   3.5 Tenant shall pay all Base Rent and additional monthly rent under Section 3.1 hereof to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

                       ARTICLE 4

                       Operating Expenses and Property Taxes

   4.1 As used in this Lease, "Tenant's Percentage Share" shall mean the percentage specified in the Basic Lease Information.

   4.2 As used in this Lease, "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or providing services in accordance with this Lease, including the following: salaries, wages, other compensation, taxes and benefits (including payroll, social security, workers' compensation, unemployment, disability and similar taxes and payments) for all personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums and other charges for all property, earthquake, rental value, liability and other insurance carried by Landlord; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses; equipment lease payments; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations, but excluding the replacement of major Building systems; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; supplies, tools, materials and equipment; accounting, legal, consulting and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; the cost, reasonably amortized as determined by Landlord, with interest at the rate of ten percent (10%) per annum, or such higher rate as Landlord may actually have to pay on the unamortized balance of all furniture, fixtures, draperies, carpeting and personal property (excluding paintings, sculptures or other works of fine art) furnished by Landlord in common areas or public corridors of the Building or in the Building office; all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building, including compliance with requirements of the transportation management program; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, or the amount or validity of any Property Taxes; reasonable depreciation as determined by Landlord on all machinery, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on window coverings provided by Landlord; and the cost, reasonably amortized as determined by Landlord, with interest at the rate of ten percent (10%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to be a labor-saving or energy-saving device, or to improve economy or efficiency in the management, operation, maintenance or repair of the Building, or to reduce any item of Operating Expenses, or that are reasonably necessary to comply with any conservation program or required by any law, ordinance, rule, regulation or order. Operating Expenses shall not include Property Taxes, the cost of any goods and services (such as electricity) billed separately to and paid directly by Tenant or another tenant of the Building, depreciation on the Building (except as described above); costs of tenants' improvements, real estate brokers' commissions, interest (except as described above) or capital items (except as described above). Actual Operating Expenses for the first calendar year and each calendar year shall be adjusted, if necessary, to equal Landlord's reasonable estimate of Operating Expenses for a full calendar year with the total area of the Building occupied during such full calendar year. The determination of Operating Expenses shall be in accordance with generally accepted accounting principles applied on a consistent basis.

   4.3 As used in this Lease, "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.
Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to Section 5.1 hereof.

                       ARTICLE 5

                       Other Taxes Payable by Tenant

    5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Section 5.1 shall be deemed to be, and shall be paid as, additional rent.

                       ARTICLE 6

                       Use

   6.1 The Premises shall be used for general office purposes and no other purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any insurance for the Building. Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Building any toxic or hazardous substance, material or waste or any other contaminant or pollutant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.
Tenant shall not bring or keep in the Premises any furniture, equipment, materials or other objects which overload the Premises or any portion thereof in excess of fifty (50) pounds per square foot live or dead load, which is the normal load-bearing capacity of the floors of the Building.

                       ARTICLE 7

                       Services

   7. 1 Landlord shall supply the Premises during reasonable and usual business hours, as determined by Landlord and subject to the Rules and Regulations (as hereinafter defined) established by Landlord, with normal electricity for lighting and the operation of desk top office machines, normal heating, ventilating and air conditioning reasonably required for the use and occupancy of the Premises, and normal water for lavatory and drinking purposes. Landlord shall also furnish normal elevator service to the Premises at all times, and lighting replacement for Building standard lights, restroom supplies and window washing when needed, as determined by Landlord and subject to the Rules and Regulations. Landlord shall also furnish normal security service for the Building (not Tenant or the Premises) and normal janitor service to the Premises during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of such security service. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or breakdown or any condition beyond the reasonable control of Landlord or by the making of repairs or improvements to the Premises or to the Building, any interruption in telephone service to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy serving the Premises or the Building, whether such results from mandatory restrictions or voluntary compliance with guidelines. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services.

   7.2 Tenant shall pay to Landlord (or to the utility supplier, if billed directly), upon billing by Landlord (or by the utility supplier, if billed directly) , as additional rent, the cost of all electricity furnished to the Premises based on the meter measuring electrical usage for the floor(s) on which the Premises are located and, in the case of a multi-tenant floor, with an appropriate allocation among the tenants as reasonably determined by Landlord. If Tenant uses heat generating machines, equipment or computers or lighting other than Building standard lights in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and Tenant shall pay to Landlord the cost thereof, including the costs of installation, operation, maintenance and repair thereof, as reasonably determined by Landlord, upon billing by Landlord. if Tenant installs lighting requiring power in excess of that required for normal office use in the Building or equipment or computers requiring power in excess of that required for normal desk top office equipment, Tenant shall pay to Landlord, upon billing by Landlord, the cost of such excess, as reasonably determined by Landlord. Tenant shall pay to Landlord, upon billing by Landlord, the cost of all additional services, electricity, power and energy consumed by Tenant, in excess of the amount that would reasonably be incurred for a normal business office operating during reasonable and usual business hours (which excess, in the case of electricity, is defined as more than two and one half (2-1/2) watts per square foot), as a result of the operation of Tenant's computers or equipment, the number of hours Tenant operates, or any other feature of the conduct of Tenant's business in - the-Premises, all as reasonably determined by Landlord based on the actual additional cost incurred by Landlord. All costs payable by Tenant under this Section 7.2 shall be deemed to be, and shall be paid as, additional rent.

                       ARTICLE 8

                       Maintenance and Repairs

   8.1 Landlord shall maintain and repair the public and common areas of the Building, such as plazas, lobbies, stairs, corridors and restrooms, the roof and exterior elements of the Building, and the elevator, mechanical (heating, ventilating and air conditioning) and electrical systems of the Building and keep such areas, elements and systems in reasonably good offer and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord.

   8.2 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof and all equipment, fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. Subject to Section 9.2 hereof, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

                       ARTICLE 9

                       Alterations

   9.1 Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent only if the total cost of such alterations, additions or improvements is five thousand dollars ($5,000) or less and such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Building or the elevator, mechanical, electrical, plumbing or life safety systems of the Building, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. All alterations, additions and improvements (except the initial improvements to be constructed or installed in the Premises in accordance with Exhibit B) in or to the Premises to which Landlord consents shall be made by Landlord at Tenant's sole cost and expense as follows:

   (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s) designated in writing by Landlord, shall comply with all applicable codes laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Landlord shall notify Tenant in writing of the licensed architect(s) and engineer(s) whom Tenant is required to engage to prepare such plans and specifications.

   (b) Landlord shall notify Tenant promptly in writing whether
Landlord approves or disapproves such plans and specifications and, if Landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

    (c) All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have such architect (s) and engineer (s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

   (d) Landlord shall, through Landlord's licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord. Tenant shall pay for all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the entire cost of the work for all alterations, additions and improvements. Tenant shall pay to Landlord as additional rent, any additional direct costs (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord, as additional rent, for all expenses incurred by Landlord in connection with the review, approval and supervision of any alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

   (e) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least five (5) days prior to such date. Tenant shall keep the Premises and the Building free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

   9.2 All alterations, additions, fixtures and carpeting and all other improvements made pursuant to Exhibit B, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Building and Landlord's property. Upon termination of this Lease, Landlord shall have the right, at Landlords' option, by giving written notice to Tenant at any time before or within sixty (60) days after such termination, to retain all such alterations, additions, fixtures and improvements in the Premises, without compensation to Tenant, or to remove and improvements from the Premises, repair all damage caused by any such removal, and restore the Premises (including restoration of all openings or holes, stairs and vertical penetrations in the Premises) to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge or Landlord's overhead and profit). All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property from the Building and repair all damage caused by any such removal. Termination of this Lease, shall not affect the obligations of Tenant pursuant to this Section 9.2 to be performed after such termination.

                     ARTICLE 10

                     Insurance

   10.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this Section 10.1, except to the extent caused by the negligence or willful misconduct of Landlord.

   10.2 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys, fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Section 10.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

   10.3 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive general liability insurance, including contractual liability (specifically covering this Lease) , fire legal liability, and premises operations ' with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. In addition, Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force workers' compensation insurance in amount not less than the minimum required by applicable law. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, off ice machines and personal property.

   10.4 All insurance required under this Article 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of California. Each policy shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Article 10 shall name Landlord, The Yarmouth Group, Inc., and any other parties designated by Landlord as an additional insured, shall be primary and non-contributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

   10.5 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this Section 10.5.


              ARTICLE 11

              Compliance with Legal Requirements

   11.1 Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, but Tenant shall not be required to make structural changes unless structural changes are related to or required by Tenant's acts or use of the Premises or by improvements made by or for Tenant.

            ARTICLE 12

            Assignment or Sublease

   12.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld)
, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Without limiting or excluding other reasons for withholding Landlord's consent, Landlord shall have the right to withhold consent if the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease or if it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant is financially able to perform all of the obligations of Tenant under this Lease (as evidenced by financial statements and business and credit references acceptable to Landlord). Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

   12.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord such additional information concerning the intended assignee or subtenant (including complete financial statements and a business history) or the intended assignment or sublease (including true copies thereof) as Landlord requests. For a period of thirty (30) days after such written notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, (a) to consent in writing to the intended assignment or sublease, unless Landlord determines not to consent, or (b) to enter into an assignment of this Lease or a sublease of the Premises, as the case may be, with Tenant upon the terms set forth in such written notice, or (c) to terminate this Lease with respect to the portion of the Premises that is the subject of such assignment or subletting, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to enter into an assignment of this Lease or a sublease of the Premises or to terminate this Lease, Landlord may enter into a new lease or agreement covering the Premises or any portion thereof with the intended assignee or subtenant on such terms as Landlord and such assignee or subtenant may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity. In such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such new lease or agreement. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the portion of the Premises that is the subject of such termination except for matters occurring or obligations arising hereunder prior to the date of such termination. If Landlord exercises the right to terminate this Lease with respect to a portion of the Premises or to sublease a portion of the Premises as described above, Tenant shall be responsible for the cost of any demising walls to be constructed between the portion of the Premises so recaptured by Landlord and the remaining portion of the Premises, as well as any code-related work associated therewith or required as a result of the construction of such demising walls.

   12.3 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with Section 12.1 hereof, has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) all "excess rent" (as hereinafter defined) derived from such assignment or sublease shall be paid to Landlord. Such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay such excess rent to Landlord immediately as and when such excess rent becomes due and payable to Tenant. As used in this Section 12.3, "excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less only the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant's sole cost and expense for the specific assignee or subtenant in question and reasonable leasing commissions paid by Tenant in connection with such assignment or sublease, without deduction for carrying costs due to vacancy or otherwise. Such costs of additional improvements and leasing commissions shall be amortized without interest over the term of such assignment or sublease unless, with respect to such additional improvements, such additional improvements have a useful life greater than the term of such assignment or sublease, in which case such additional improvements shall be amortized without interest over their useful life.

   12.4 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, sub-tenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease

          ARTICLE 13

          Rules and Regulations

   13.1 Tenant shall faithfully observe and comply with the rules and regulations (the "Rules and Regulations") set forth in Exhibit C attached hereto and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be liable to Tenant or responsible for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.

         ARTICLE 14

         Entry by Landlord

   14.1 Landlord shall have the right to enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of non-responsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Building. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

       ARTICLE 15

       Events of Default and Remedies

   15.1 The occurrence of any one or more of the following events
("Event of Default") shall constitute a breach of this Lease by Tenant:

   (a) Tenant fails to pay any Interim Rent or any Base Rent or additional monthly rent under Section 3.1 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

   (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

   (c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

   (d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

   (e) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

   (f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

   (g) Tenant intentionally abandons the Premises.

   15.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

   (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

   (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

   (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

   (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

   15.3 Even though Tenant has breached this Lease, Landlord shall also have the right provided in California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations") which allows Landlord to continue this Lease in effect for so long as Landlord does not terminate Tenants' right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to reflect the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. If Landlord exercises its rights under California Civil Code Section 1951.4 as described herein, Landlord as attorney-in-fact for Tenant may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of, in addition to Base Rent and additional rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Base Rent and additional rent owing hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Base Rent and additional rent for the Premises for such period pursuant to such subletting. For all purposes set forth in this Section 15.3, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord as attorney-in-fact for Tenant shall be construed as an election on Landlord's part to terminate this Lease or Tenant's right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this Section 15.3 shall be deemed a waiver of any default by Tenant and, notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

   15.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

   15.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent .If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

   15.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

        ARTICLE 16

        Damage or Destruction

   16.1 if the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to Section 16.2 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to this Section 16.1, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant's use and occupancy of the Premises and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, officers, employees, contractors, licensees or invitees, then, during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Prem-ises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 9 hereof. Tenant hereby waives California
Civil Code Sections 1932(2) and 1933(4).

   16.2 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with Section 16.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with Section 16.1 hereof, or
(c) the repair and restoration work to be performed by Landlord in accordance with Section 16. 1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice. If Landlord does not exercise the right to terminate this Lease in accordance with this Section 16.2, Landlord shall repair such damage and restore the Building and the Premises in accordance with Section 16.1 hereof and this Lease shall, subject to Section 16.1 hereof, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

       ARTICLE 17

       Eminent Domain

   17.1 If any part, but less than all, of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, Landlord and, if a substantial portion of the Premises is taken and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this Section 17.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this Section 17.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant's Percentage Share shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises. if all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

   17.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this Section 17.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

   17.3 Notwithstanding Sections 17.1 and 17.2 hereof to the contrary, if the use of all or any part of the Premises is taken by exercise of the power of eminent domain during the term of this Lease on a temporary basis for a period less than the term of this Lease remaining after such taking, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease, to the extent reasonably practicable under the circumstances, and the condemnation proceeds in respect of such temporary taking shall be paid to Tenant.

   17.4 As used in this Article 17, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain. Tenant hereby waives California (Code of Civil Procedure Sections 1265.110 through 1265.160.

         ARTICLE 18

         Subordination, Merger and Sale

   18.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence.

   18.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

   18.3 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

         ARTICLE 19

         Estoppel Certificate

   19.1 At any time and from time to Lime, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Building or any part thereof. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including, without limitation, a balance sheet, an income statement, and an accumulated retained earnings statement) , annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Building or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

          ARTICLE 20

          Holding Over

   20.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base
Rent equal to two hundred percent (2000%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time. Additionally, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability of any kind incurred by Landlord as a result of such holding over including, without limitation, any loss of a successor tenant.

          ARTICLE 21

          Security Deposit

   21.1 Upon signing this Lease, Tenant. shall pay to Landlord (a) an amount equal to the Base Rent, Operating Expenses, Property Taxes and Tenant's utilities for the first month of the term of this Lease, which amount Landlord shall apply to the Base Rent, Operating Expenses, Property Taxes and Tenant's utilities for such first month, and (b) the amount of the deposit specified in the Basic Lease Information (the "Deposit"). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, and Tenant shall not be entitled to interest thereon. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, then Landlord shall have the right, but no obligation, to apply the Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If Landlord applies the Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Deposit to the full amount required by this Section 21.1. Any remaining portion of the Deposit shall be returned to Tenant upon termination of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Deposit upon the original Landlord's or such successor owner's complying with California Civil Code Section 1950.7.

          ARTICLE 22

          Waiver

   22.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

         ARTICLE 23

         Notices

   23.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery or courier service) and addressed as follows: To Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant; to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord; and to the guarantor(s) specified in the Basic Lease Information at the address of such guarantor(s) specified in the Basic Lease Information, or at such other place as such guarantor(s) may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of delivery if hand delivered.

          ARTICLE 24

          Miscellaneous

   24.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words"include","includes"and"including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of or resulting from any failure by Tenant to perform any of, its obligations or any breach by Tenant of any of its obligations or any breach by Tenant, representations or warranties in accordance with this Lease. if there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.
Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not use the name of the Building for any purpose whatsoever other than as the address of Tenant at the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay to Landlord on demand, as additional rent, all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.

   24.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.

   24.3 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

   24.4 Tenant shall cause the guarantor(s) specified in the Basic
Lease Information to execute the Continuing Lease Guaranty in the form of Exhibit D attached hereto. Exhibit A (Plan (s) Outlining the Premises) , Exhibit B (Initial Improvement- of the Premises), Exhibit C (Rules and Regulations), Exhibit D (Continuing Lease Guaranty) and an Addendum to Lease are attached to and made a part of this Lease.

   24.5 Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate broker(s) specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease.

   24.6 If Tenant is a corporation, Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated and validly existing under the laws of its state of incorporation, (b) Tenant is qualified to do business in California,
(c) Tenant has full corporate right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of the corporation is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors of Tenant, certified by the secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

   24.7 Landlord shall have the right, at any time and from time to time before the Commencement Date and during the term of this Lease, by giving at least thirty (30) days' prior written notice to Tenant, to substitute other space in the Building (the "Substitute Premises") for the Premises and to relocate Tenant to the Substitute Premises. Landlord shall designate the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises in such notice. The area of the Substitute Premises shall be approximately comparable to the area of the Premises. Landlord shall, at Landlord's expense before such effective date, construct and install in the Substitute Premises improvements substantially similar in quality and quantity to the improvements in the Premises. Landlord shall pay the reasonable costs of moving Tenant's movable furniture, equipment, trade fixtures and personal property from the Premises to the Substitute Premises. As of the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises, Tenant shall vacate the Premises and move to the Substitute Premises, and the Substitute Premises shall be substituted for the Premises under this Lease. Landlord and Tenant each shall, promptly after such effective date, execute and deliver to the other an amendment to this Lease which sets forth the substitution of the Substitute Premises -for the Premises, with an appropriate new Exhibit A, and the effective date of such substitution, but the Substitute Premises shall be substituted for the Premises on such effective date whether or not such amendment is executed.

   24.8 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first herein above written.

TENANT:
DOVER INVESTMENTS, CORPORATION,
a Delaware Corporation
By: Lawrence Weissberg
Its: President

LANDLORD:
100 SPEAR STREET OWNERS CORPORATION,
a Delaware Corporation
By: THE YARMOUTH GROUP, INC.
Its: Authorized Agent

                  EXHIBIT A

Floor 5 Plan - 100 Spear Street

                  EXHIBIT B

                  Initial Improvement of the Premises

   1. Landlord's Work. Landlord, through Landlord's contractor, and at Landlord's cost, shall construct and install in the Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by the licensed architects and engineers designated in writing by Landlord, also at Landlord's cost, the improvements ("Landlord's Work") described in Tenant's Plans which are normally constructed and installed by the construction trades. Tenant's Plan shall be based upon, and shall not deviate from, that certain pricing plan (issue "B") for the Premises dated August 4, 1997 prepared by RMW (the "Pricing Plan"). The costs of preparing Tenant's Plans and performing Landlord's Work shall be allocated between, and paid by, Landlord and Tenant as set forth in this Exhibit B. Landlord's Work shall be performed in accordance with applicable laws; notwithstanding the foregoing, Tenant acknowledges that the Premises contain existing improvements which may or may not comply with applicable codes, laws, rules or regulations, which Tenant will accept in their "as-is" condition, unless Tenant's Plans reflect modifications of same and Landlord makes no warranty or representation whatsoever regarding the compliance of such improvements with existing codes, laws, rules or regulations. The quantities, character and manner of construction and installation of Landlord's Work shall be subject to all limitations and restrictions imposed by laws, regulations and guidelines relating to health, safety, the environment, handicapped persons and conservation of energy adopted by any public or government authority.

   2.   Tenant's Plans.

   (a) As soon as reasonably possible but in any event on or before "Tenant's Plans Date" specified in the Basic Lease Information, RMW shall submit Tenant's Plans to Landlord for Landlord's written approval (which shall not be unreasonably withheld). Tenant's Plans shall be prepared by RMW and shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant shall furnish to RMW all information and data reasonably necessary, and in sufficient time, to prepare Tenant's Plans on or before Tenant's Plans Date. All materials used or shown in Tenant's Plans shall be "Building Standard" items, unless expressly noted in the Pricing Plan. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans, showing the following:

   (i)   Location and type of all partitions;


   (ii)  Location and type of all doors, with hardware and keying schedule;

   (iii) Ceiling plans, including light fixtures;

   (iv) Location of telephone equipment room, with all special electrical and cooling requirements;

   (v) Location and type of all electrical outlets, switches, telephone outlets, motion detectors (which are mandatory) and lights;

   (vi) Location of all sprinklers;

   (vii) Location and type of all equipment requiring special electrical requirements;

   (viii) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

   (ix) Requirements for special air conditioning or ventilation;

   (x) Type and color of floor covering;

   (xi) Location, type and color of wall covering;

   (xii) Location, type and color of paint or finishes;

   (xiii) Location and type of plumbing;

   (xiv) Location and type of kitchen equipment;

   (xv) Indicate critical dimensions necessary for construction; and

   (xvi) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord.

   (b) Tenant's Plans shall be subject to Landlord's written approval (which shall not be unreasonably withheld). If Landlord disapproves Tenant's Plans, or any portion thereof, Landlord shall promptly give notice to Tenant setting forth the reasons for disapproval. As promptly as reasonably possible thereafter, but not later than five (5) business days after Landlord's notice, Tenant shall submit to Landlord revised Tenant's Plans. Such revisions shall be subject to Landlord's written approval (which shall not be unreasonably withheld).

   (c) All interior decorating services (except those provided by RMW and limited to selection amongst "Building Standard" items), such as the selection of wall paint colors and wall coverings, fixtures, carpeting and all other decorator selection work, required by Tenant shall be provided by Tenant at Tenant's expense.

   3. Construction. Landlord's contractor shall complete Landlord's Work in the Premises substantially in accordance with Tenant's Plans.

   4. Changes. If Tenant requests any change in Tenant's Plans or Landlord's Work, Tenant shall request such change in a written notice to Landlord.
Each such request shall be accompanied by proper plans and specifications prepared by such architects or engineers, at Tenant's expense, necessary to show and explain such change from the previously approved Tenant's Plans. All changes in Tenant's Plans shall be subject to the prior written approval of Landlord (which shall not be unreasonably withheld). If Landlord approves a change, Landlord shall have Landlord's contractor give Tenant an estimate of the construction cost, if any, which will be incurred for such change. Tenant shall, within two (2) business days after receipt of such estimate, notify Landlord in writing to proceed or not to proceed with such change. In the absence of such written notice to proceed, Landlord shall not be obligated to make the change requested by Tenant and Landlord shall proceed with Landlord's Work in accordance with the previously approved Tenant's Plans.

   5. Delay. Tenant shall be responsible and liable to Landlord for, and shall pay all costs and expenses incurred by Landlord in connection with, all delay in the commencement or completion of Landlord's Work caused by (a) Tenant's failure to cooperate with RMW in order that Tenant's Plans may be prepared and submitted within the time required in this Exhibit B or any inadequacies in Tenant's Plans, (b) Tenant's failure to approve Landlord's contractor's cost estimate within the time required in this Exhibit B, (c) any changes in Tenant's Plans or Landlord's Work requested by Tenant, (d) Tenant's requirement of any improvements, fixtures, equipment or other items which cannot reasonably be fabricated, procured, constructed or installed within the period of construction contemplated between Tenant's Plans Date and the Commencement Date, (e) Tenant's failure to make any payment required under this Exhibit B within the time required therefor, (f) Tenant's failure to take any action required of Tenant under this Lease or this Exhibit B, (g) any interruption, interference or delay caused by any of Tenant's architects, planners, engineers, contractors, subcontractors, laborers, suppliers or others acting on behalf of Tenant, or (h) any other delay requested or caused by Tenant.

   6. Other Work by Tenant. All work not within the scope of the normal construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and conduct Tenant's work in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors. Tenant's contractors, subcontractors, laborers and suppliers shall be acceptable to and approved in writing by Landlord (which shall not be unreasonably withheld) and shall be subject to the administrative supervision of Landlord's general contractor. Contractors and subcontractors engaged by Tenant shall employ workers and means to ensure so far as may be possible the progress of Landlord's Work without interruption on account of strikes, work stoppages or similar causes for delay. Landlord shall provide reasonable access and entry to the Premises to Tenant and Tenant's contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use.

   7. Requirements. All work performed at the Building or in the Premises by Tenant or Tenant's contractors shall be subject to the following additional requirements:

   (a) Such work shall not proceed until Landlord has approved in writing:
(i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

   (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

   (c) All work by Tenant or Tenant's con tractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

   (d) All work by Tenant or Tenant's contractor shall be scheduled through Landlord.

   (e) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord's contractor and shall pay such costs for such services as may be charged by Landlord's contractor. Landlord shall have the right to require any necessary movement of materials by the elevator to be done after regular working hours at the expense of Tenant.

   (f) Tenant's entry on the Premises for any purpose, including inspection or performance of improvement work by Tenant, prior to the Commencement Date shall be subject to all of the covenants of this Lease except the payment of rent. Entry by Tenant shall include entry by Tenant's officers, employees, agents, contractors, licensees or invitees.

   (g) Tenant shall be responsible for cleaning the Premises and removing all debris. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord upon demand for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor, or by reason of any delays caused by work done by Tenant or Tenant's contractor, or by reason of inadequate cleanup by Tenant or Tenant's contractor.

           EXHIBIT C

           Rules and Regulations

   1. Common Areas. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel not wearing uniforms) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant nor any agent, employee, contractor, invitee or licensee of Tenant shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and common areas of the Building.

   2. Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, af fixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

   3. Prohibited Uses. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations. Tenant shall not place any load on the floors of the Building exceeding fifty (50) pounds per square foot, live or dead load. Tenant shall not use electricity for lighting, machines or equipment in excess of four (4) watts per square foot.

   4. Janitorial Service. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property in the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

   5. Keys. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys to doors in the Building.

   6. Moving Procedures. Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled and carried out during nonbusiness hours of the Building. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

   7. No Nuisances. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.

   8. Change of Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Prem4Lses.

   9. Business Hours. Landlord establishes the hours of 8 A.M. to 6 P.M. Monday through Friday, except union holidays and legal holidays, as reasonable and usual business hours for the purposes of Section 7.1 of this Lease. If Tenant requests electricity or heat or air conditioning or any other services during any other hours or on any other days, and if Landlord is able to provide the same, Tenant shall pay Landlord such charge as Landlord shall establish from time to time for providing such services during such hours.
Any such charges which Tenant is obligated to pay shall be deemed to be additional rent under this Lease.

   10. Access to Building. Landlord reserves the right to exclude from the Building during the evening, night and early morning hours beginning at 6 P.M. and ending at 8 A.M. Monday through Friday, and at all hours on Saturdays, Sundays, union holidays and legal holidays, all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

   11. Building Directory. The directory of the Building will be provided for the display of the name and location of Tenant and a reasonable number of the principal officers and employees of Tenant at the expense of Tenant. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

   12. Window Coverings. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building's air conditioning systems.

   13. Food and Beverages. Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be established by Landlord.

   14. Procedures When Leaving. Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Building. On multiple-tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.

   15. Bathrooms. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by Tenant if caused by Tenant or its agents, employees, contractors, invitees or licensees.

   16. Prohibited Activities. Except with the prior written consent of Landlord, Tenant shall not sell at retail newspapers, magazines, periodicals, theatre or travel tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in this Lease.

   17. No Antenna. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

   18. Vehicles. There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord approves. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

   19. Trash Removal. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City and County of San Francisco without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall crush and flatten all boxes, cartons and containers. Tenant shall pay extra charges for any unusual trash disposal.

   20. No Soliciting. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

   21. Services. The requirements of Tenant will be attended to only upon application in writing at the office of the Building. Personnel of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

   22. Waiver. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

   23. Supplemental to Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants of this Lease.

   24. Amendments and Additions. Landlord reserves the right to make such other rules and regulations, and to amend or repeal these Rules and Regulations, as in Landlord's judgment may from time to time be desirable for the safety, care and cleanliness of the Building and for the preservation of good order therein.


           ADDENDUM TO OFFICE LEASE

   THIS ADDENDUM TO OFFICE LEASE, is attached to and forms a part of that certain Office Lease dated as of August 1997, by and between 100 SPEAR STREET OWNERS CORP. ("Landlord" and DOVER INVESTMENTS, INC. ("Tenant") , for premises located at 100 Spear Street, San Francisco, California. Words and terms that are defined in the Lease shall have the same meaning in this Addendum as the meaning provided in the Lease. In the event of any inconsistency between the terms of this Addendum and the Lease, the terms of this Addendum shall control.

       1. Operating Expenses and Property Taxes (Article 4).

       (a)    Appeal.

   (i) As of the date of the Lease, Landlord is appealing the amount of Property Taxes payable by the Building (the "Appeal"). Landlord currently estimates that the aggregate 1997 Building Operating Expenses and Property Taxes and Tenant utilities will equal $11.41 per rentable square foot (such estimate assumes a successful result in the Appeal) and with respect to the Base Rent rate set forth in the Lease was established by assuming an Operating Expense /Property Tax/Tenant utilities burden for the calendar year 1997 as set forth above, thus providing an initially projected fully serviced equivalent rental rate for the calendar year 1997 for the Premises of $32.00 per rentable square foot.

   (ii) Prior to the resolution of the Appeal, Tenant shall pay its Percentage Share of Actual Operating Expenses, Tenant's share of utilities costs, and Tenant's Percentage Share of Property Taxes for the Premises. Upon the conclusion of the Appeal, Tenant shall continue to pay Tenant's Percentage Share of actual Property Taxes and Operating Expenses for the Premises as well as Tenant's share of utilities costs but, if the Appeal produces a Property Tax rate for the calendar year 1997 which differs from $2.03 per rentable square foot per year, Landlord shall adjust the Base Rent rate payable by Tenant for the Premises upwards or downwards, as is necessary to provide Tenant with an initially projectable fully serviced equivalent rental rate for the calendar year 1997 equal to $32.00 per rentable square foot.

   (iii) Notwithstanding any of the foregoing, in no event will the Base Rent rate payable by Tenant for the Premises be adjusted as a result of any increase or decrease in any component of Operating Expenses, Tenant utilities or Property Taxes (all of which Tenant shall continue to pay in full) other than solely due to increases or decreases in Property Taxes payable for 1997 and resulting solely and directly from the final determination of the Appeal.

   4. Maintenance and Repairs (Article 8) . The following is hereby inserted in the third (3rd) line of Section 8.2 of the Lease, immediately following the word "thereof": "(except for structural portions of the Premises and Building and those areas of the Building which are Landlord's responsibility pursuant to the provisions of Section 8.1 above)".


                  5.  Assignment or Sublease (Article 12).

   (a) The phrase "fifty percent (50%) of" is hereby inserted in the tenth
(10th) line of Section 12.3 of the Lease immediately preceding the word "all".

   (b) Notwithstanding anything to the contrary contained in Article
12 of the Lease, Tenant may sublease the Premises or assign its interest in the Lease to any party which directly or indirectly W wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets are sold, without Landlord's consent, provided: (a) Landlord shall receive a copy of the executed transfer document promptly after execution, (b) Tenant shall remain liable under the Lease, (c) the transferee shall expressly assume Tenant's obligations under the Lease and (d) the transferee shall have a net worth or financial condition, as determined in Landlord's reasonable determination, that satisfies Landlord's then-current credit requirements for tenants of similar spaces within the Building.

   (c) Notwithstanding anything to the contrary contained in Article 12 of the Lease, Landlord shall use reasonable efforts to respond to any request by Tenant and consent to a proposed assignment or sublease within fifteen (15) business days following the receipt of such request.

   6. Rules and Regulations (Article 13). The word "reasonable" is hereby inserted in the third (3rd) line of Section 13.1 of the Lease, immediately following the word "all".

   7. Entry by Landlord (Article 14). Notwithstanding any of the provisions of Section 14.1 of the Lease to the contrary, except for entries described in clause (f) of Section 14.1 and for cases of emergency, Landlord shall use reasonable efforts to provide Tenant with advanced telephonic notice before any entry to the Premises.

             8. Damage or Destruction (Article 16).

   (a) The following is hereby inserted in the fourteenth (14th) line of Section 16.1 of the Lease, immediately following the word "invitees""and not covered by Landlord's property insurance".

   (b) Notwithstanding the provisions of Article 16 of the Lease to the contrary, if, pursuant to Landlord's determination, any damage caused by casualty cannot be repaired and restored within nine (9) months after the occurrence of such casualty, then Tenant shall have the right to terminate the Lease by giving notice to Landlord delivered within ten (10) business days following receipt by Tenant of Landlord's estimate of the time required to repair such damage.

          9. Option to Extend.

   (a) Notwithstanding any terms of the Lease to the contrary, Landlord hereby grants Tenant an option to extend the term of the Lease for one (1) additional period of five (5) years, commencing immediately after the expiration of the term of the Lease, upon the same terms and conditions contained therein, except that (i) the Base Rent for the Premises shall be equal to the fair market rent for the Premises determined in the manner set forth in subparagraph (b) below, but in no event less than the Base Rent rate payable by Tenant during the final year of the initial term of the Lease,
(ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, and (iii) there shall be no further options to extend the term of the Lease. Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than 365 days and no more than 390 days prior to the expiration of the term. If Tenant properly exercises the option granted herein, references in the Lease to the term of the Lease shall be deemed to mean the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Addendum Paragraph 2 shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (i) a default on the part of Tenant exists under the Lease at the time of exercise of the option or at the time of commencement of the option term, (ii) Landlord has given Tenant two or more notices respecting a default on the part of Tenant during the term of the Lease or (iii) Tenant has assigned its interest in the Lease or subleased any portion of the Premises.

   (b) If Tenant properly exercises its option to extend the term of the Lease, the Base Rent during the option term shall be determined in the following manner. The Base Rent shall be increased to an amount equal to the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term, as specified by Landlord by notice to Tenant not less than thirty (30) days prior to commencement of the option term, subject to Tenant's right of arbitration as set forth below.
If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of the option term, then Tenant shall so notify Landlord within ten (10) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) business days, Landlord's determination of the fair market rent for the Premises shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the amount of Base Rent as of commencement of the option term shall be determined as follows:

   (i) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market basic rent for the Premises for a term equal to the option term from a broker ("Tenant's Broker") licensed in the State of California and engaged in the office brokerage business in the City and County of San Francisco for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Base Rent for the option term shall be increased to an amount equal to the amount determined by Tenant's Broker.

   (ii) if Landlord does not accept such determination, within 15 days after receipt of the determination of Tenant's Broker, Landlord shall designate a broker ("Landlord's Broker") licensed in the State of California and engaged in the office brokerage business in the City and County of San Francisco for at least the immediately preceding five (5) years. Landlord's Broker and Tenant's Broker shall name a third broker (the "Third Broker"), similarly qualified, within five (5) days after the appointment of Landlord's Broker. Each of said three brokers shall determine the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term of the Lease within 15 days after the appointment of the Third Broker. The Base Rent payable by Tenant effective as of the commencement of the option term shall be increased to an amount equal to the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates more than 10'6- from the median of such determinations, the Base Rent payable shall be an amount equal to the average of the two closest determinations; provided, however, that in no event shall the Base Rent payable during the option term be less than the Base Rent rate payable during the final year of the initial term of the Lease.

   (iii) Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of any Third Broker shall be paid one-half by Landlord and one-half by Tenant. Tenant expressly acknowledges that any costs and fees arising in favor of any broker hired by Tenant to represent Tenant in the negotiation of the extension of the term of the Lease shall be borne solely by Tenant.

   (c) If the amount of the fair market rent is not known as of the commencement of the option term, then Tenant shall continue to pay the Base Rent in effect at the expiration of the initial term of the Lease until the amount of the fair market basic rent is determined. When such determination is made, Tenant shall pay to Landlord any deficiency to Landlord upon demand.

   IN WITNESS WHEREOF, Landlord and Tenant have executed this
Addendum to Office Lease as of the date of the Lease.

TENANT:
DOVER INVESTMENTS CORPORATION
a Delaware Corporation
By:  Lawrence Weissberg
Its: President

LANDLORD
100 SPEAR STREET OWNERS CORP.
a Delaware Corporation
By:  THE YARMOUTH GROUP, INC.
Its: Authorized Agent


                                      EXHIBIT D

                          Continuing Lease Guaranty

THIS GUARANTY, made as of the date specified in the Basic Lease
Information, by and between the guarantor(s) specified in the Basic Lease Information ("Guarantor") and 100 SPEAR STREET OWNERS CORP., a Delaware corporation ("Landlord").

W I T N E S S E T H:

   1. For valuable consideration, receipt of which is acknowledged, and to induce Landlord to enter into the Lease with Tenant, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Dover Investments, Inc. ("Tenant") under the Lease and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Lease (the "Guaranteed Obligations"). Each individual Guarantor under this Guaranty shall be jointly and severally liable for the Guaranteed Obligations. The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed and discharged.

   2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of an event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance or discharge ot any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Lease or the Guaranteed Obligations in any respect; (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord under the Lease; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Tenant or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of Tenant from the payment, performance or discharge of any or all of the Guaranteed Obligations; (h) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under this Guaranty;
or (i) the invalidity or unenforceability of any or all of the Guaranteed obligations. Guarantor acknowledges that Landlord would not enter into the Lease without this Guaranty and that Landlord is relying on this Guaranty.

   3. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations. Guarantor agrees that Landlord shall have the right to proceed against Guarantor directly and independently of Tenant.
A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or Tenant is joined in any such action. Guarantor authorizes Landlord and Tenant, without notice to, demand of or consent from Guarantor and without releasing or affecting Guarantor's liability under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Lease or the Guaranteed Obligations or otherwise change the terms of the Lease or the Guaranteed Obligations, to take and hold security for the Guaranteed Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by Tenant or Landlord. Guarantor waives all rights under section 2845 of the California Civil Code and waives the right to require Landlord to proceed against Tenant, to proceed against or exhaust any security held by Landlord, or to pursue any other remedy in Landlord's power. Landlord shall have the right to exercise any right or remedy it may have against Tenant or any security held by Landlord. Guarantor waives all rights under section 2849 of the California Civil Code and waives the right, if any, to the benefit of, or to direct the application of, any security held by Landlord. Guarantor waives (a) any defense arising out of any alteration of the Guaranteed Obligations, (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any security held by Landlord, and (c) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation or reduction from any cause whatsoever of the liability of Tenant other than full payment, performance and discharge of the Guaranteed Obligations.
The cessation or reduction of the liability of Tenant for any reason other than full payment, performance and discharge of the Guaranteed Obligations shall not release or affect in any way the liability of Guarantor under this Guaranty.

   4. If Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed against Tenant, or Tenant makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the Guaranteed Obligations are modified or abrogated, Guarantor agrees that Guarantor's liability hereunder shall not thereby be of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which are incurred by Landlord in the enforcement of this Guaranty. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected. This Guaranty may not be amended or modified in any respect except by a written instrument signed by Guarantor and Landlord. As used in this Guaranty, the singular shall include the plural. This Guaranty shall bind and inure to the benefit of Guarantor and Landlord and their respective transferees, personal representatives, heirs, successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

   IN WITNESS WHEREOF, Guarantor and Landlord have executed this Continuing Lease Guaranty as of the date first herein above written.

TENANT:
WILFRED, INC.
a Florida Corporation
By:   Lawrence Weissberg
Its:  President

LANDLORD:
100 SPEAR STREET OWNERS CORP.,
a Delaware Corporation
By:  THE YARMOUTH GROUP, INC.
Its: Authorized Agent